UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2026

MANPOWERGROUP INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 961-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2026, ManpowerGroup Inc. (the “Company”) entered into a letter agreement with each of Jonas Prising, Becky Frankiewicz, John (“Jack”) McGinnis, and Michelle S. Nettles that provides for severance and other post-employment benefits and contains certain post-employment restrictive covenants. The letter agreements replace similar agreements previously entered into by each of Mr. Prising, Ms. Frankiewicz, Mr. McGinnis, and Ms. Nettles. The new letter agreements expire on the first to occur of (1) the date two years after the occurrence of a change of control of the Company or (2) February 28, 2029, if no such change of control occurs before February 28, 2029. Aside from the new term, the letter agreements are in substantially the same form as the agreements they replace.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Letter Agreement dated February 13, 2026, between the Company and Jonas Prising

10.2	Letter Agreement dated February 13, 2026, between the Company and Becky Frankiewicz

10.3	Letter Agreement dated February 13, 2026, between the Company and John (“Jack”) McGinnis

10.4	Letter Agreement dated February 13, 2026, between the Company and Michelle S. Nettles

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.

Dated: February 19, 2026	By:	/s/ Michelle S. Nettles
	Name:	Michelle S. Nettles
	Title:	Chief People and Legal Officer